Annual Statement of Compliance
Bear Stearns Asset Backed Securities Trust 2006-EC2

VIA: EMAIL

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179
regabnotifications@bear.com

EMC Mortgage Corporation
909 Hidden Ridge Drive
Irving, Texas 75038

Re:  The Pooling and Servicing agreement dated as of February 1, 2006 (the “Agreement”), among Bear Stearns Asset Backed Securities I LLC, as Depositor and Purchaser, EMC Mortgage Corporation, as Sponsor and Master Servicer, and LaSalle Bank National Association, as Trustee.

I, Barbara L. Marik, a First Vice President of LaSalle Bank National Association, as Trustee hereby certify that:

(1) A review of the activities of the Trustee during the preceding calendar year and of the performance of the Trustee under the Agreement has been made under my supervision; and

(2) To the best of my knowledge, based on such review, the Trustee has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof.

Date: February 1, 2007

LaSalle Bank National Association, as Trustee

/s/ Barbara L Marik
Barbara L. Marik
First Vice President